                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1998, except for the discontinued operations reclassifications in the Consolidated Statements of Operations and Note C, which are as of March 14, 2000, relating to the financial statements and financial statement schedules of World Access, Inc. for the year ended December 31, 1997, which appears in World Access Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 29, 2000